For period ending  2/29/00
File number 811 - 4694

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77(C).                   Matters submitted to a vote of security holders.


            a.           Annual meeting of shareholders:  October 29, 1999


            a.1          Trustees elected:
                         Richard G. Capen, Jr., H. Frederick Christie, Don R. Conlan, Diane C.

                         Creel, Martin Fenton, Leonard R. Fuller, Abner D. Goldstine, Paul G. Haaga, Jr., Richard G. Newman, and
Frank M. Sanchez.


            a.2          Ratification or rejection of proposed changes to the Trust's investment restrictions:

                         To eliminate the restriction regarding affiliated ownership;


                         Votes:                        Against                       Abstain
                         Affirmative                   404,990                       1,090,222
                         11,350,629

                         (Broker Non-Votes:  3,725,027)

                         To eliminate the restriction regarding investments in unseasoned issuers;

                         Votes:                        Against                       Abstain
                         Affirmative                   628,780                       1,021,810
                         11,195,251

                         (Broker Non-Votes:  3,725,027)

                         To eliminate the restriction regarding pledging assets;


                         Votes:                        Against                       Abstain
                         Affirmative                   654,012                       1,056,327
                         11,135,502

                         (Broker Non-Votes:  3,725,027)

                         To reclassify the restriction regarding restricted/illiquid securities;


                         Votes:                        Against                       Abstain
                         Affirmative                   412,087                       1,154,506
                         11,279,248

                         (Broker Non-Votes:  3,725,027)

                         To reclassify the restriction regarding securities of other investment companies;

                         Votes:                        Against                       Abstain
                         Affirmative                   358,692                       1,112,340
                         11,374,809

                         (Broker Non-Votes:  3,725,027)

            a.3          Ratification or rejection of the election by the Board of Trustees of

                         Deloitte & Touche LLP as the independent public accountant for the

                         Trust:

                         Votes:                        Against                       Abstain
                         Affirmative                   61,090                        518,172
                         15,991,606





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